UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2010
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-23800 (Commission file number)	39-1446816 (IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 9, 2010, LaCrosse Footwear, Inc. entered into a Standard Form of Agreement Between Owner and Contractor (“the Agreement”) with Perlo Construction L.L.C. to perform leasehold improvements at the new factory of its subsidiary, Danner, Inc., in Portland, Oregon. Construction under the Agreement is expected to cost approximately $3.0 million and is planned to be completed in the third quarter of 2010. A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The description of the Agreement in this Item 1.01 is a summary only and is qualified in its entirety by reference to the full terms of the Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

10.1	Standard Form of Agreement Between Owner and Contractor between LaCrosse Footwear, Inc., and Perlo Construction L.L.C. dated April 5, 2010 and executed on April 9, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: April 15, 2010	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standard Form of Agreement Between Owner and Contractor between LaCrosse Footwear, Inc., and Perlo Construction L.L.C. dated April 5, 2010 and executed on April 9, 2010.

4